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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 22, 2000 (except for Note 16, as to which the date is July 10, 2000 and Note 17, as to which the date is June 30, 2000) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-34896) and related Prospectus of Pharsight Corporation for the registration of 4,312,500 shares of its common stock.

                                          /s/ ERNST & YOUNG, LLP

San Jose, California
July 27, 2000